As filed with the Securities and Exchange Commission on May 24, 2002 Reg. No. __


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                    -----------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       -----------------------------------
                               ESYNCH CORPORATION
             (Exact name of registrant as specified in its charter)
         Delaware                                             87-0461856
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            identification No.)

                        3511 W. Sunflower Ave. Suite 250
                           Santa Ana, California 90035
                    (Address of principal executive offices)
                ------------------------------------------------

                        ADVISORY AND CONSULTING AGREEMENT
                              (Full title of plan)
                        --------------------------------

                                Thomas Hemingway
                             Chief Executive Officer
                        3511 W. Sunflower Ave. Suite 250
                           Santa Ana, California 90035
                                 (714) 258-1900
          (Telephone number, including area code of agent for service)

                                    Copy to:
                             NACCARATO & ASSOCIATES
                              Owen Naccarato, Esq.
                           19600 Fairchild, Suite 260
                                Irvine, CA 92612
                                 (949) 851-9261

                         CALCULATION OF REGISTRATION FEE

                                              Proposed maximum       Proposed maximum
Title of securities    Amount to be           offering price         Aggregate offering     Amount of
to be registered       Registered (1)         per share (2)          Price                  Registration fee
====================== ====================== ====================== ====================== ======================
Common Stock              1,970,000                    $0.04                $ 78,800             $  7.25
(no par value)
Common Stock              3,390,000                    $0.07                $237,300             $21.83

(underlying options)
====================== ====================== ====================== ====================== ======================

(1)Represents 160,000 shares of Common Stock to be issued to an attorney with Naccarato & Associates as compensation for services rendered by Naccarato & Associates pursuant to a fee agreement, and 5,200,000 shares and shares underlying options being granted to consultants.

(2) Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457 (h) of the General Rules and Regulations under the Securities Act of 1993, based upon the average of the bid and asked prices per share of the registrant's common stock reported by the OTC Nasdaq Stock Market on May 23, 2002 for 1,790,000 shares and the exercise price for the 3,390,000 shares underlying options.

                                     PART I

            The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a)of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by eSynch Corporation (the "Company") with the Commission (File No. 0-26790) are incorporated in and made part of this registration statement by reference, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference.

     (1) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.

     (2) All other reports filed by the Company pursuant to Section 13(a) or
Section 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2001 through the date hereof;

       (3) The Company's definitive 14C proxy filed February 25, 2002 statement for its 2001 annual mailing to stockholders.

     (4) the Registrant's Form 8-A pursuant to Section 12 of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock, and


         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, subsequent to the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing such documents.

         For purposes of this registration statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

                  Not applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

               Owen M. Naccarato, does consulting work for eSynch Corporation from time to time and is being issued 160,000 shares of the Company's common stock as consideration for filing this Registration Statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law (the "Delaware GCL") empowers a Delaware corporation, including the Company, to indemnify its directors, officers, employees, and agents under certain circumstances. The Company's Restated Certificate of Incorporation (the "Certificate") provides that the Company shall indemnify current and former directors and officers of the Company or persons who serve or have served, at the request of the Company, as directors or officers of any other corporation in which the Company at such time owns or owned shares of stock or is or was a creditor, to the full extent authorized by the Delaware GCL as it may from time to time be amended. Moreover, the Certificate provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except (i) for any breach of the duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for liability under Section 174 of the Delaware GCL (involving certain unlawful dividends or stock repurchases), or (iv) for any transaction from which the director derived an improper personal benefit.

         Under the Delaware GCL, to the extent that an officer or director of a corporation is successful on the merits in the defense of an action, the corporation must indemnify such person for his or her actual and reasonable expenses incurred in connection with such defense. The Certificate provides that the Company shall indemnify officers and directors against any and all expenses, including amounts paid on judgment, counsel fees, and amounts paid in settlement (before or after suit is commenced) by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them, are made parties, to the full extent permitted by the Delaware GCL.

         Under its Bylaws, the Company may indemnify its directors, officers, employees and agents and the directors, officers, employees or agents of any other corporation if the person was serving at the request of the Company. The indemnification is required if the person is successful on the merits or otherwise in defending the claim and is permitted in other circumstances, if indemnification is authorized in the specific instance by the Company or by a majority vote of the Company's stockholders. Indemnification is permitted only if the person was acting in good faith in a manner reasonably believed to be in or not opposed to the best interests of the Company. If the person is judged to be liable to the Company in any action brought in the Company's name, indemnification is only permitted if the court acting in the matter specifically allows it. The Company is authorized to advance expenses to a director or officer upon that person's agreement to repay the Company if such person ultimately is not entitled to indemnification.

         The Company is also empowered under its Bylaws to purchase insurance on behalf of any person whom the Company is required or permitted to indemnify. The Company has entered into agreements with its directors and executive officers, which require the Company to indemnify such persons to the fullest extent permitted by law against certain losses that they may incur in legal proceedings arising in connection with their services to the Company and to advance expenses upon their agreement to repay the Company if such person is ultimately not entitled to indemnification.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

               Not Applicable.

ITEM 8.  EXHIBITS

            The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

ITEM 9.  UNDERTAKINGS

         (a) The Company hereby undertakes to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement.

         (b) The Company hereby agrees that, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (c) The Company hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (d) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California on May 23, 2002.


                                     eSYNCH CORPORATION

                                     By:  /s/ Thomas Hemingway
                                          ------------------------------------
                                     Thomas Hemingway, Chief Executive Officer


                                              By:  /s/ Mark Utzinger
                                          ------------------------------------
                                     Mark Utzinger, Vice president - Finance.




                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Hemingway, each of them acting individually as his attorney-in-fact, each with full power of substitution and re-substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to al intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:



     /s/ Thomas Hemingway           Chairman,                    May 23, 2002
     ---------------------------    Chief Executive Officer
     Thomas Hemingway               and Director



     /s/ Mark Utzinger              Vice President Finance       May 23, 2002
     ---------------------------
     Mark Utzinger

                                INDEX TO EXHIBITS




Exhibit
No.                                Description

4.1  Consulting Agreement: Jan Anthony Kusy

4.2  Consulting Agreement: Charles Lewis

4.3  Consulting Agreement: Lee Puglisi

4.4  Consulting Agreement: Garrrett Budd

4.5  Consulting Agreement: Owen Naccarato

5.1 Opinion of Counsel, regarding the legality of the securities registered hereunder.

23.1 Consent of Hansen, Barnett & Maxwell, CPA

23.2 Consent of Counsel (included as part of Exhibit 5.1)

24   Power of Attorney (Contained within Signature Page)

                                                                     EXHIBIT 4.1


                              CONSULTING AGREEMENT


This Consulting Agreement (the "Consulting Agreement" or "Agreement") is made as of this May 22, 2002 and between Jan Anthony Kusy (hereinafter referred to as "Consultant"), an individual, having his principle address at 975 South Tahoe Blvd. South Lake Tahoe, NV 98115 and eSynch Corporation (hereinafter referred to as the "Company") with offices at 3511 W. Sunflower Ave. Suite 250 Santa Ana, CA 92704.

                                   WITNESSETH

WHEREAS, the Company requires and will continue to require consulting services relating to management, strategic planning and marketing in connection with its business; and

WHEREAS, Consultant can provide the Company with strategic planning, marketing andconsulting services and is desirous of performing such services for the Company; and

WHEREAS, the Company wishes to induce Consultant to provide these consulting services to the Company; and

NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1. APPOINTMENT.

The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

2. TERM.

The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate 120 days hence, unless terminated or extended in accordance with a valid provision contained herein, or unless extended by a subsequent agreement between the parties.

3. SERVICES.

During the term of this Agreement, Consultant shall provide advice to undertake for and consult with the Company concerning management of sales and marketing resources, consulting, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of the Company, expansion of services, mergers and acquisitions and other business opportunities. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

(a) The implementation of short-range and long-term strategic planning to fully develop and enhance the Company's assets, resources, products and services;

(b) The implementation of a marketing program to enable the Company to broaden the markets for its services and promote the image of the Company and its products and services;

(c) The identification, evaluation, structuring, negotiating and closing of joint ventures, strategic alliances, mergers and acquisitions and advice with regard to the ongoing managing and operating of such acquisitions upon consummation thereof; and

(d) Nothing in this Agreement shall be in any way demand, entice or require Consultant to circumvent or violate the provisions of Form S-8 of the Securities Act of 1933, as amended, including, but not limited to, providing any service that is in connection with the offer or sale of securities in a capital-raising transaction or to directly or indirectly promote or maintain a market for the Corporation's securities.


4. DUTIES OF THE COMPANY.

The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant with full and complete copies of all financial reports, all fillings with all federal and state securities agencies; with all data and information supplied by any financial analyst, and with all brochures or other sales materials relating to its products or services.

5. COMPENSATION.

Upon the execution of this Agreement, Company agrees to pay Consultant the following as consideration for the services rendered under this Agreement: (a) Options. Company shall grant the consultant an option to purchase 3,390,000 shares of the Company's common stock at an exercise price of USD $.07 per share. Consultant's rights regarding these shares shall vest immediately upon execution of this Agreement.
 (b) The Compensation outlined in Section 5(a) above shall be conveyed through an effective S-8 registration of common shares. Within 3 days of the effectiveness of the S-8 Registration Statement, the Company shall execute a written request to its transfer agent to prepare and deliver to Consultant, or it's agent, one common stock certificate for 3,390,000 freely tradable, non-legend, shares of the Company's common stock upon exercise of the option at $.07 per share.

5.5 COSTS AND EXPENSES

(a) Miscellaneous Costs.

Subject to the prior approval of the Company, Consultant in providing the foregoing services, shall not be responsible for any out-of-pocket costs, including, without limitation, travel, lodging, telephone, postage and Federal Express charges. Consultant shall provide the Company with a detailed accounting of monthly expenses related to the Agreement. Payment for these expenses shall be made to Consultant within 15 days after submission to the Company.

6. REPRESENTATION AND INDEMNIFICATION.

The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. Consultant in the absence of notice in writing from the Company, will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

7. MISCELLANEOUS.

Termination: Subsequent to and no less than 30 days after the execution of this Agreement, this Agreement may be terminated by either Party upon written notice to the other Party for any reason and shall be effective five (5) business days from the date of such notice. Termination of this Agreement shall cause Consultant to cease providing services under this Agreement; however, termination for any reason whatever, shall not decrease or eliminate the compensatory obligations of the Company as outlined in

Section 5 of this Agreement.

Modification: This Consulting Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.

Notices: Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number as the Party shall have furnished in writing to the other Party.

Waiver: Any waiver by either Party of a breach of any provision of this Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

Assignment: The Options under this Agreement are assignable at the discretion of the Consultant.

Severability: If any provision of this Consulting Agreement is invalid, illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

Disagreements: Any dispute or other disagreement arising from or out of this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Santa Ana, CA. The interpretation and the enforcement of this Agreement shall be governed by California Law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

                                 SIGNATURE PAGE

IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.




Esynch  Corporation.                               CONSULTANT


/s/   Tom  Hemingway                               /s/   Jan Anthony Kusy
--------------------                               -----------------------
Tom  Hemingway,                                    Jan Anthony Kusy
Chairman,  President  and  CEO

                                                                     EXHIBIT 4.2

                              CONSULTING AGREEMENT


         This Consulting Agreement (the "Consulting Agreement" or "Agreement") is made as of this May 22, 2002 and between Charles Lewis (hereinafter referred to as "Consultant"), an individual, having his principle address at 45 B Street, Suite 780, San Diego, CA, 92101 and eSynch Corporation (hereinafter referred to as the "Company") with offices at 3511 W. Sunflower Ave. Suite 250 Santa Ana, CA 92704.

     WHEREAS, THE Company desires the Consultant to provide consulting services to the Company pursuant hereto and Consultant is agreeable to providing such services.

     NOW THEREFORE, in consideration of the premises and the mutual promises set forth herein, the parties hereto agree as follows:

1. Consultant shall serve as a consultant to the Company on general corporate matters, particularly related to shareholder relations, and other projects as may be assigned by Thomas Hemingway, Chief Executive Officer of the Company on an as needed basis.

2. The Company shall be entitled to Consultant's services for reasonable times when and to the extent requested by, and subject to the direction of Mr. Hemingway.


3. Reasonable travel and other expenses necessarily incurre by Consultant to render such services, and approved in advance by the Company, shall be reimbursed by the Company promptly upon receipt of proper statements, including appropriate documentation, with regard to the nature and amount of those expenses. Those statements shall be furnished to the Company monthly at the end of each calendar month in the Consulting Period during which any such expenses are incurred. Company shall pay expenses within fifteen (15) business days of the receipt of a request with appropriate documentation.

4.   In  consideration  for the  services to be  performed  by  Consultant,  the
     Consultant   will  receive  one  million  three   hundred  fifty   thousand
     (1,350,000) shares of the common stock of the Company.

5. It is the express intention of the parties that the Consultant is an independent contractor and not an employee or agent of the Company. Nothing in this agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between the Consultant and the Company. Both parties acknowledge that the Consultant is not an employee for state or federal tax purposes. The Consultant shall retain the right to perform services for others during the term of this agreement.

6. Neither this agreement nor any duties or obligations under this agreement may be assigned by the Consultant without the prior written consent of the Company.

7. This agreement may be terminated upon ten (10) days written notice by either the Company or the Consultant.

8. Any notices to be given hereunder by either party to the other may be given either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addressed appearing in the introductory paragraph of this agreement, but each party may change the address by written notice in accordance with the paragraph. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of two days after mailing.

9. This agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to the rendering of services by the Consultant for the Company and contains all the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding. Any modification of this agreement will be effective only if it is in writing signed by the party to be charged.

10. This agreement will be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of laws provisions; and the parties agree that the proper venue for the resolution of any disputes hereunder shall be Los Angeles County, California.

11. For purposes of this Agreement, Intellectual Property will mean (i) works, ideas, discoveries, or inventions eligible for copyright, trademark, patent or trade secret protection; and (ii) any applications for trademarks or patents, issued trademarks or patents, or copyright registrations regarding such items. Any items of Intellectual Property discovered or developed by the Consultant (or the Consultant's employees) during the term of this
     Agreement will be the property of the Consultant, subject to the irrevocable right and license of the Company to make, use or sell products and services derived from or incorporating any such Intellectual Property without payment of royalties. Such rights and license will be exclusive during the term of this Agreement, and any extensions or renewals of it. After termination of this Agreement, such rights and license will be nonexclusive, but will remain royalty-free. Notwithstanding the preceding, the textual and/or graphic content of materials created by the Consultant under this Agreement (as opposed to the form or format of such materials) will be, and hereby are, deemed to be "works made for hire" and will be the exclusive property of the Company. Each party agrees to execute such documents as may be necessary to perfect and preserve the rights of either party with respect to such Intellectual Property.


12. The written, printed, graphic, or electronically recorde materials furnished by the Company for use by the Consultant are Proprietary Information and are the property of the Company. Proprietary Information includes, but is not limited to, product specifications and/or designs, pricing information, specific customer requirements, customer and potential customer lists, and information on Company's employees, agent, or divisions. The Consultant shall maintain in confidence and shall not, directly or indirectly, disclose or use, either during or after the term of this agreement, any Proprietary Information, confidential information, or know-how belonging to the Company, whether or not is in written form, except to the extent necessary to perform services under this agreement. On termination of the Consultant's services to the Company, or at the request of the Company before termination, the Consultant shall deliver to the Company all material in the Consultant's possession relating to the Company's business.

13. The obligations regarding Proprietary Information extend to information belonging to customers and suppliers of the Company about which the Consultant may have gained knowledge as a result of performing services hereunder.

14. The Consultant shall not, during the term of this agreement and for a period of one year immediately after the termination of this agreement, or any extension of it, either directly or indirectly (a) for purposes competitive with the products or services currently offered by the Company, call on, solicit, or take away any of the Company's customers or potential customers about whom the Consultant became aware as a result of the Consultant's services to the Company hereunder, either for the Consultant or for any other person or entity, or (b) solicit or take away or attempt to solicit or take away any of the Company's employees or consultants either for the Consultant or for any other person or entity.

15. The Company will indemnify and hold harmless Consultant from any claims or damages related to statements prepared by or made by Consultant that are either approved in advance by the Company or entirely based on information provided by the Company.

         Consultant:                     Company:
         Charles L. Lewis                ESYNCH CORPORATION


         /s/ Charles L. Lewis            /s/ Thomas Hemingway
         ______________________          By:_________________________
                                               Thomas Hemingway
                                               Chief Executive Officer

                                                                     EXHIBIT 4.3

                              CONSULTING AGREEMENT


         This Consulting Agreement (the "Consulting Agreement" or "Agreement") is made as of this May 22, 2002 and between Lee Puglisi (hereinafter referred to as "Consultant"), an individual, having his principle address at 14636 Stirrup Lane, Wellington, FL 33414 and eSynch Corporation (hereinafter referred to as the "Company") with offices at 3511 W. Sunflower Ave. Suite 250 Santa Ana, CA 92704.

         WHEREAS, THE Company desires the Consultant to provide consulting services to the Company pursuant hereto and Consultant is agreeable to providing such services.

         NOW THEREFORE, in consideration of the premises and the mutual promises set forth herein, the parties hereto agree as follows:

1. Consultant shall serve as a consultant to the Company on general corporate matters, particularly related to shareholder relations, and other projects as may be assigned by Thomas Hemingway, Chief Executive Officer of the Company on an as needed basis.

2. The Company shall be entitled to Consultant's services for reasonable times when and to the extent requested by, and subject to the direction of Mr. Hemingway.


3. Reasonable travel and other expenses necessaril incurred by Consultant to render such services, and approved in advance by the Company, shall be reimbursed by the Company promptly upon receipt of proper statements, including appropriate documentation, with regard to the nature and amount of those expenses. Those statements shall be furnished to the Company monthly at the end of each calendar month in the Consulting Period during which any such expenses are incurred. Company shall pay expenses within fifteen (15) business days of the receipt of a request with appropriate documentation.

4. In consideration for the services to be performed by Consultant, the Consultant will receive three hundred fifty thousand (350,000) shares of the common stock of the Company.

5. It is the express intention of the parties that the Consultant is an independent contractor and not an employee or agent of the Company. Nothing in this agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between the Consultant and the Company. Both parties acknowledge that the Consultant is not an employee for state or federal tax purposes. The Consultant shall retain the right to perform services for others during the term of this agreement.

6. Neither this agreement nor any duties or obligations under this agreement may be assigned by the Consultant without the prior written consent of the Company.

7. This agreement may be terminated upon ten (10) days written notice by either the Company or the Consultant.

8. Any notices to be given hereunder by either party to the other may be given either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addressed appearing in the introductory paragraph of this agreement, but each party may change the address by written notice in accordance with the paragraph. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of two days after mailing.

9. This agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to the rendering of services by the Consultant for the Company and contains all the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding. Any modification of this agreement will be effective only if it is in writing signed by the party to be charged.

10. This agreement will be governed by and construe in accordance with the laws of the State of California, without regard to its conflicts of laws provisions; and the parties agree that the proper venue for the resolution of any disputes hereunder shall be Los Angeles County, California.

11. For purposes of this Agreement, Intellectual Property will mean (i) works, ideas, discoveries, or inventions eligible for copyright, trademark, patent or trade secret protection; and (ii) any applications for trademarks or patents, issued trademarks or patents, or copyright registrations regarding such items. Any items of Intellectual Property discovered or developed by the Consultant (or the Consultant's employees) during the term of this
     Agreement will be the property of the Consultant, subject to the irrevocable right and license of the Company to make, use or sell products and services derived from or incorporating any such Intellectual Property without payment of royalties. Such rights and license will be exclusive during the term of this Agreement, and any extensions or renewals of it. After termination of this Agreement, such rights and license will be nonexclusive, but will remain royalty-free. Notwithstanding the preceding, the textual and/or graphic content of materials created by the Consultant under this Agreement (as opposed to the form or format of such materials) will be, and hereby are, deemed to be "works made for hire" and will be the exclusive property of the Company. Each party agrees to execute such documents as may be necessary to perfect and preserve the rights of either party with respect to such Intellectual Property.


12. The written, printed, graphic, or electronicall recorded materials furnished by the Company for use by the Consultant are Proprietary Information and are the property of the Company. Proprietary Information includes, but is not limited to, product specifications and/or designs, pricing information, specific customer requirements, customer and potential customer lists, and information on Company's employees, agent, or divisions. The Consultant shall maintain in confidence and shall not, directly or indirectly, disclose or use, either during or after the term of this agreement, any Proprietary Information, confidential information, or know-how belonging to the Company, whether or not is in written form, except to the extent necessary to perform services under this agreement. On termination of the Consultant's services to the Company, or at the request of the Company before termination, the Consultant shall deliver to the Company all material in the Consultant's possession relating to the Company's business.

13. The obligations regarding Proprietary Information extend to information belonging to customers and suppliers of the Company about which the Consultant may have gained knowledge as a result of performing services hereunder.

14. The Consultant shall not, during the term of this agreement and for a period of one year immediately after the termination of this agreement, or any extension of it, either directly or indirectly (a) for purposes competitive with the products or services currently offered by the Company, call on, solicit, or take away any of the Company's customers or potential customers about whom the Consultant became aware as a result of the Consultant's services to the Company hereunder, either for the Consultant or for any other person or entity, or (b) solicit or take away or attempt to solicit or take away any of the Company's employees or consultants either for the Consultant or for any other person or entity.

15. The Company will indemnify and hold harmless Consultant from any claims or damages related to statements prepared by or made by Consultant that are either approved in advance by the Company or entirely based on information provided by the Company.

         Consultant:                       Company:
         Lee Puglisi                       ESYNCH CORPORATION


         /s/ Lee Puglisi                   /s/ Thomas Hemingway
         ______________________            By:_________________________
         Lee Puglisi                       Thomas Hemingway
                                                 Chief Executive Officer

                                                                     EXHIBIT 4.4

                              CONSULTING AGREEMENT


         This Consulting Agreement (the "Consulting Agreement" or "Agreement") is made as of this May 22, 2002 and between Garrett M. Budd (hereinafter referred to as "Consultant"), an individual, having his principle address at P.O. Box 433, Seal Beach, CA 90740-0433 and eSynch Corporation (hereinafter referred to as the "Company") with offices at 3511 W. Sunflower Ave. Suite 250 Santa Ana, CA 92704.

         WHEREAS, THE Company desires the Consultant to provide consulting services to the Company pursuant hereto and Consultant is agreeable to providing such services.

         NOW THEREFORE, in consideration of the premises and the mutual promises set forth herein, the parties hereto agree as follows:

1. Consultant shall serve as a consultant to the Company on general corporate matters, particularly related to shareholder relations, and other projects as may be assigned by Thomas Hemingway, Chief Executive Officer of the Company on an as needed basis.

2. The Company shall be entitled to Consultant's services for reasonable times when and to the extent requested by, and subject to the direction of Mr. Hemingway.


3. Reasonable travel and other expenses necessaril incurred by Consultant to render such services, and approved in advance by the Company, shall be reimbursed by the Company promptly upon receipt of proper statements, including appropriate documentation, with regard to the nature and amount of those expenses. Those statements shall be furnished to the Company monthly at the end of each calendar month in the Consulting Period during which any such expenses are incurred. Company shall pay expenses within fifteen (15) business days of the receipt of a request with appropriate documentation.

4. In consideration for the services to be performed by Consultant, the Consultant will receive one hundred ten thousand (110,000) shares of the common stock of the Company.

5. It is the express intention of the parties that the Consultant is an independent contractor and not an employee or agent of the Company. Nothing in this agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between the Consultant and the Company. Both parties acknowledge that the Consultant is not an employee for state or federal tax purposes. The Consultant shall retain the right to perform services for others during the term of this agreement.

6. Neither this agreement nor any duties or obligations under this agreement may be assigned by the Consultant without the prior written consent of the Company.

7. This agreement may be terminated upon ten (10) days written notice by either the Company or the Consultant.

8. Any notices to be given hereunder by either party to the other may be given either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addressed appearing in the introductory paragraph of this agreement, but each party may change the address by written notice in accordance with the paragraph. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of two days after mailing.

9. This agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to the rendering of services by the Consultant for the Company and contains all the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding. Any modification of this agreement will be effective only if it is in writing signed by the party to be charged.

10. This agreement will be governed by and construe in accordance with the laws of the State of California, without regard to its conflicts of laws provisions; and the parties agree that the proper venue for the resolution of any disputes hereunder shall be Los Angeles County, California.

11. For purposes of this Agreement, Intellectual Property will mean (i) works, ideas, discoveries, or inventions eligible for copyright, trademark, patent or trade secret protection; and (ii) any applications for trademarks or patents, issued trademarks or patents, or copyright registrations regarding such items. Any items of Intellectual Property discovered or developed by the Consultant (or the Consultant's employees) during the term of this
     Agreement will be the property of the Consultant, subject to the irrevocable right and license of the Company to make, use or sell products and services derived from or incorporating any such Intellectual Property without payment of royalties. Such rights and license will be exclusive during the term of this Agreement, and any extensions or renewals of it. After termination of this Agreement, such rights and license will be nonexclusive, but will remain royalty-free. Notwithstanding the preceding, the textual and/or graphic content of materials created by the Consultant under this Agreement (as opposed to the form or format of such materials) will be, and hereby are, deemed to be "works made for hire" and will be the exclusive property of the Company. Each party agrees to execute such documents as may be necessary to perfect and preserve the rights of either party with respect to such Intellectual Property.


12. The written, printed, graphic, or electronicall recorded materials furnished by the Company for use by the Consultant are Proprietary Information and are the property of the Company. Proprietary Information includes, but is not limited to, product specifications and/or designs, pricing information, specific customer requirements, customer and potential customer lists, and information on Company's employees, agent, or divisions. The Consultant shall maintain in confidence and shall not, directly or indirectly, disclose or use, either during or after the term of this agreement, any Proprietary Information, confidential information, or know-how belonging to the Company, whether or not is in written form, except to the extent necessary to perform services under this agreement. On termination of the Consultant's services to the Company, or at the request of the Company before termination, the Consultant shall deliver to the Company all material in the Consultant's possession relating to the Company's business.

13. The obligations regarding Proprietary Information extend to information belonging to customers and suppliers of the Company about which the Consultant may have gained knowledge as a result of performing services hereunder.

14. The Consultant shall not, during the term of this agreement and for a period of one year immediately after the termination of this agreement, or any extension of it, either directly or indirectly (a) for purposes competitive with the products or services currently offered by the Company, call on, solicit, or take away any of the Company's customers or potential customers about whom the Consultant became aware as a result of the Consultant's services to the Company hereunder, either for the Consultant or for any other person or entity, or (b) solicit or take away or attempt to solicit or take away any of the Company's employees or consultants either for the Consultant or for any other person or entity.

15. The Company will indemnify and hold harmless Consultant from any claims or damages related to statements prepared by or made by Consultant that are either approved in advance by the Company or entirely based on information provided by the Company.

         Consultant:                                 Company:
         Garrett M. Budd                    ESYNCH CORPORATION


         /s/ Garrett M. Budd                        /s/  Thomas Hemingway
         ______________________              By:_________________________
         Garrett M. Budd                                    Thomas Hemingway
                                                   Chief Executive Officer

                                                                     Exhibit 4.5


                              CONSULTING AGREEMENT

         This Consulting Agreement (the "Consulting Agreement") made as of May 22, 2002, by and between Owen Naccarato, 19600 Fairchild, Suite 260, Irvine, CA 92612 ("Consultant") and eSynch Corporation (hereinafter referred to as the "Company") with offices at 3511 W. Sunflower Ave. Suite 250 Santa Ana, CA 92704 (the "Company").

                                   WITNESSETH

         WHEREAS, the Company requires and will continue to require consulting services relating management, strategic planning and marketing in connection with its business; and

         WHEREAS, Consultant can provide the Company with strategic planning and marketing consulting services and is desirous of performing such services for the Company; and

     WHEREAS,   the  Company  wishes  to  induce  Consultant  to  provide  these consulting services to the Company,

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

         1.       APPOINTMENT.
                  -----------

         The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

         2.       TERM.
                  ----

         The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on April 19, 2003, unless earlier terminated in accordance with paragraph 7 herein or extended as agreed to between the parties.

         3.       SERVICES.
                  --------

         During the term of this Agreement, Consultant shall provide advice to undertake for and consult with the Company concerning management, marketing, consulting, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities, and shall review and advise the Company regarding its overall progress, needs and condition. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

          (a) The implementation of short-range and long-term strategic planning to fully develop and enhance the Company's assets, resources, products and services; and

          (b)  Advise  the  Company   relative  to  its  legal  needs   relating
     specifically to its corporate transactional needs.

         4.       DUTIES OF THE COMPANY.
                  ---------------------

         The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant with full and complete copies of all financial reports, all fillings with all federal and state securities agencies; with full and complete copies of all stockholder reports; with all data and information supplied by any financial analyst, and with all brochures or other sales materials relating to its products or services.

         5.       COMPENSATION.
                  ------------

Upon the execution of this Agreement, Company agrees to pay Consultant the following as consideration for the services rendered under this Agreement:

(a) Company shall grant the consultant 160,000 shares of the Company's common stock.

(b) The Compensation outlined in Section 5(a) above shall be conveyed through an effective S-8 registration of common shares. Within 3 days of the effectiveness of the S-8 Registration Statement, the Company shall execute a written request to its transfer agent to prepare and deliver to Consultant, or it's agent, one common stock certificate for 160,000 freely tradable, non-legend, shares of the Company's common stock.

         6.       REPRESENTATION AND INDEMNIFICATION.
                  ----------------------------------

         The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. Consultant in the absence of notice in writing from the Company, will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

         7.       MISCELLANEOUS.
                  -------------

     Termination: This Agreement may be terminated by either Party upon written notice to the other Party for any reason which shall be effective five (5) business days from the date of such notice. This Agreement shall be terminated immediately upon written notice for material breach of this Agreement.

     Modification: This Consulting Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.

     Notices: Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number as the Party shall have furnished in writing to the other Party.

     Waiver: Any waiver by either Party of a breach of any provision of this Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

     Assignment: The Options under this Agreement are assignable at the discretion of the Consultant.

         Severability: If any provision of this Consulting Agreement is invalid, illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         Disagreements: Any dispute or other disagreement arising from or out of this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Los Angeles County, CA. The interpretation and the enforcement of this Agreement shall be governed by California Law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

         IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

eSynch Corporation                                Consultant




/s/ Thomas Hemingway                              /s/  Owen Naccarato
--------------------                              --------------------------

Thomas Hemingway                                  Owen Naccarato
Chief Executive Officer

                                                                     Exhibit 5.1


                               OPINION OF COUNSEL

                             NACCARATO & ASSOCIATES
                           19600 Fairchild, Suite 260
                                Irvine, CA 92612
                      (949) 851-9261 / (949) 851-9262 (fax)
--------------------------------------------------------------------------------


May 23, 2002

ESYNCH CORPORATION
3511 W. Sunflower Ave. Suite 250
Santa Ana, California 90035

Re:      Registration Statement on Form S-8

Gentleman:

I have acted as counsel for ESYNCH CORPORATION, Inc. (the "Company"), in connection with the preparation and filing of the Company's Registration statement on Form S-8 under the Securities Act of 1933, as amended, (the "Registration Statement"), relating to 5,360,000 shares of the Company's common stock, no par value, (the "common stock"), issuable pursuant to the Company's Advisory and Consultants Agreements, (the "Plan").

         I have examined the Certificate of Incorporation, as amended, and the By-Laws of the Company and all amendments thereto, the Registration Statement and originals, or copies certified to my satisfaction, of such records and meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, and such other documents and instruments as in my judgment are necessary or appropriate to enable me to render the opinions expressed below.

         Based on the foregoing examination, I am of the opinion that the shares of Common Stock issuable with the Plan are duly authorized and, when issued in accordance with the Plan, will be validly issued, fully paid and nonassessable.

         Further, I consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Owen Naccarato
Owen Naccarato, Esq.

                                                                    EXHIBIT 23.1



           CONSENT OF HANSEN, BARNETT & MAXWELL, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to 5,360,000 shares of common stock, of our report dated April 12, 2002, with respect to the consolidated financial statements of eSynch Corporation and Subsidiaries included in its Annual Report on Form 10-KSB for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                            /s/  Hansen, Barnett & Maxwell
Salt Lake City, Utah
May 22, 2002